UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2009 (December 18, 2009)

MEAD JOHNSON NUTRITION COMPANY

(Exact name of Registrant as Specified in Charter)

Delaware	001-34251	80-0318351
(State or other Jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2701 Patriot Blvd., Glenview, Illinois	60026-8039
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 832-2420

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Tax Matters Agreement

On December 18, 2009, Mead Johnson Nutrition Company (“MJN”) and Bristol-Myers Squibb Company (“BMS”) amended the Tax Matters Agreement, dated February 10, 2009, between MJN and BMS, by entering into an Amended and Restated Tax Matters Agreement (the “Amended and Restated Tax Matters Agreement”). Pursuant to the amendments made under the Amended and Restated Tax Matters Agreement, MJN has covenanted that it will not, for two years following the completion of the Exchange Offer (as defined below) and the transactions contemplated in connection therewith, engage in any of the following actions unless MJN provides BMS with an opinion of counsel acceptable to BMS or BMS receives a private letter ruling, in each case, to the effect that such actions will not cause the distribution made by E.R. Squibb & Sons, L.L.C. of its entire equity interest in MJN to BMS (the “Internal Spin-Off”), the conversion (the “MJC Conversion”) of MJN’s wholly-owned subsidiary, Mead Johnson & Company, from a corporation to a limited liability company named Mead Johnson & Company, LLC (“MJC”), the conversion by BMS of its MJN class B common stock into MJN class A common stock (the “Recapitalization”) or the Exchange Offer together with any subsequent spin-off to fail to qualify for non-recognition of gain and loss:

•	cause or allow the MJN group to cease to be engaged in its current business as an active business;

•

take any action that could cause the MJC Conversion to fail to qualify as a complete liquidation under Section 332 of the Internal Revenue Code of 1986, as amended (the “Code”), by reason of the “liquidation-reincorporation” doctrine;

•	liquidate or partially liquidate, by way of merger, conversion or otherwise;

•	sell or transfer 50% or more of its assets;

•	engage in certain stock redemptions or repurchases; and

•

agree to enter into, or take any affirmative action to permit, certain transactions or series of related transactions as a result of which one or more persons would directly or indirectly acquire 40% or more of the value or total voting power of MJN’s outstanding shares of capital stock.

The amendments made under the Amended and Restated Tax Matters Agreement also provide that for 30 months following the completion of the Exchange Offer and the transactions in connection therewith, if MJN proposes to enter into or take any affirmative action to permit certain transactions or series of related transactions as a result of which one or more persons would directly or indirectly acquire 10% or more of the value or total voting power of MJN’s outstanding shares of capital stock, MJN will undertake in good faith to provide written notice to BMS, including an explanation as to why such transactions do not cause the Internal Spin-Off or the Exchange Offer together with any subsequent spin-off to fail to qualify for non-recognition of gain and loss.

Furthermore, such amendments provide that MJN will indemnify BMS for taxes and certain related expenses resulting from the failure of the Internal Spin-Off, the MJC Conversion, the Recapitalization or the Exchange Offer together with any subsequent spin-off to qualify for non-recognition of gain and loss to the extent attributable to (i) the failure of any of MJN’s representations to be true or the breach by MJN of any of its covenants, (ii) the application of Section 355(e) or Section 355(f) of the Code to any acquisition of stock or assets of MJN or any of its affiliates or (iii) certain other acts or omissions by MJN or its affiliates, in each case unless such taxes result from the failure of any of BMS’ representations to be true when made. A copy of the Amended and Restated Tax Matters Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K.

China Services Agreement

On December 18, 2009, MJN and BMS amended the China Services Agreement, dated February 10, 2009, between MJN and BMS, by entering into an Amended and Restated China Services Agreement (the “Amended and Restated China Services Agreement”). Pursuant to the amendments made under the Amended and Restated China Services Agreement, BMS will transfer to MJN its equity interests in MJN’s business in China, which is currently managed and operated by Mead Johnson Nutritionals (China) Ltd. (“MJN China”), 89% of which is held indirectly by BMS and 11% of which is held by two Chinese companies not affiliated with BMS or

MJN, subject to receipt of required regulatory and other approvals. MJN expects to obtain these approvals within 3 to 6 months. As a consequence of such transfer, the Amended and Restated China Services Agreement will terminate and the related obligations to make the payments thereunder will cease. The amendments made under the Amended and Restated China Services Agreement also provide for a termination payment by BMS to MJN that is equal to the purchase price MJN will be required to pay to BMS for BMS’ equity interests in MJN China. As a result, no net cash payments will be made between BMS and MJN in connection with the transfer of BMS’ equity interests in MJN China to MJN and the corresponding termination of the Amended and Restated China Services Agreement. A copy of the Amended and Restated China Services Amendment is filed as Exhibit 10.2 to this Current Report on Form 8-K.

Item 5.01 Changes in Control of the Registrant.

On December 23, 2009, BMS announced the final results of its exchange offer (the “Exchange Offer”) pursuant to which BMS disposed of all of the shares of class A common stock of MJN owned by BMS. The Exchange Offer is described in a registration statement on Form S-4 that MJN originally filed on November 16, 2009 (File No. 333-163126), including in a final Prospectus—Offer to Exchange filed by MJN with the Securities and Exchange Commission on December 16, 2009.

BMS distributed 170 million shares of MJN class A common stock in the Exchange Offer, representing approximately 83.1% of the outstanding shares of MJN common stock. BMS accepted 269,285,601 shares of its common stock in exchange for the shares of MJN class A common stock. The shares of MJN class A common stock distributed by BMS are owned by participants in the Exchange Offer or their transferees, and BMS no longer owns any voting or economic interest in MJN.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Directors

On December 23, 2009, Lamberto Andreotti, John E. Celentano, Jean-Marc Huet and Sandra Leung, each of whom currently serves as an executive officer of BMS, resigned from MJN’s board of directors. James M. Cornelius and Elliot Sigal, each of whom also currently serves as an executive officer of BMS, will remain on MJN’s board of directors as the non-executive chairman and a member, respectively.

Adoption of Severance Plans

Executive Severance Plan

On December 23, 2009, at the authorization and direction of MJN, MJC adopted the Mead Johnson & Company, LLC Senior Executive Severance Plan (the “Severance Plan”) and MJN adopted the Severance Plan as a participating employer. The Severance Plan provides benefits to active, full-time or part-time executive level employees of MJC and the participating employers with a salary grade of 18 or above who are employed in the U.S. or who are U.S. expatriates. An employee who is party to an individual arrangement which provides severance benefits other than pursuant to the Severance Plan is not eligible for benefits under the Severance Plan. An employee also is not eligible for benefits under the Severance Plan if he or she is entitled to benefits under the Mead Johnson & Company, LLC Executive Change in Control Severance Plan (the “Change in Control Severance Plan”), discussed below. All of MJN’s executive officers are eligible to participate in the Severance Plan.

Severance benefits under the Severance Plan are triggered upon the employee’s involuntary termination of employment by MJC or a participating employer other than for cause or by a voluntary termination of employment by the employee for good reason. For purposes of the Severance Plan, (a) “cause” generally means (i) a failure or refusal of the employee to substantially perform his or her duties, or (ii) severe misconduct that is detrimental to the interests of MJC or a participating employer and (b) “good reason” generally means (i) a material reduction in the employee’s base salary, (ii) a reduction in the employee’s grade level resulting in a material reduction of the employee’s authority, duties or responsibilities, or (iii) a change in the principal geographic location of the employee’s job or office of at least 50 miles. The employee’s voluntary termination will not be for good reason if MJC cures the event constituting the good reason within 30 days of receiving the employee’s timely notice of the good reason. An employee is not entitled to benefits under the Severance Plan unless he or she executes a valid and effective release of claims against MJC and its affiliates.

The amount of an employee’s severance pay under the Severance Plan is based on the employee’s position, or “tier.” The Chief Executive Officer (“Tier 1 employee”) will receive an amount equal to two times base salary, plus a pro-rated bonus. The Chief Financial Officer and Region Presidents (“Tier 2 employees”) will receive an amount equal to one and one-half times base salary, plus a pro-rated bonus. Senior Executives in salary grade 18 or above but who are not a Tier 1 employee or a Tier 2 employee will receive an amount equal to one or one and one-half times base salary (as determined by MJN’s Compensation Committee), plus a pro-rated bonus.

The Severance Plan also provides for continued medical and life insurance coverage and outplacement services for varying periods of time (and at varying levels) following termination.

MJC has the right to terminate or amend the Severance Plan at any time.

A copy of the Severance Plan is filed as Exhibit 10.3 to this Current Report on Form 8-K.

Change in Control Severance Plan

On December 23, 2009, at the authorization and direction of MJN, MJC adopted the Change in Control Severance Plan. The Change in Control Severance Plan provides benefits only to those employees who are employed in a Participating Executive Role. MJN’s Compensation Committee determines which positions are included as a Participating Executive Role for purposes of the Change in Control Severance Plan. An employee who is party to an individual arrangement which provides severance benefits other than pursuant to the Change in Control Severance Plan is not eligible for benefits under the Change in Control Severance Plan. An employee also is not eligible for benefits under the Change in Control Severance Plan if he or she is entitled to benefits under the Severance Plan. All of MJN’s executive officers are eligible to participate in the Change in Control Severance Plan.

Severance benefits under the Change in Control Severance Plan are triggered upon the executive’s involuntary termination of employment with MJC and its affiliates other than for cause or by the executive’s voluntary termination of employment for good reason during the two-year period following the date of a change in control (as defined in the Change in Control Severance Plan). For purposes of the Change in Control Severance Plan, (a) “cause” generally means (i) a willful and continued failure of the executive to substantially perform his or her duties for a period of 30 consecutive dates after written demand for performance is made by MJN’s board of directors, (ii) willful engaging by the executive in conduct that is demonstrably and materially injurious to MJC or its affiliates, or (iii) the executive’s conviction of, or entry of a plea of nolo contendre to, a felony, and (b) “good reason” generally means (i) the assignment to the executive of any duties which are materially inconsistent with the executive’s status as an officer of MJN or a substantial adverse alteration in the nature or status of the executive’s authorities, duties or responsibilities from those in effect immediately prior to the change in control; (ii) a material adverse change in the executive’s reporting relationships, (iii) a material reduction by MJC of the executive’s base salary or bonus from the levels in effect immediately prior to a change in control, or as may be increased after a change in control; (iv) a change in the executive’s principal place of employment to a location more than 50 miles from the location of employment immediately prior to the change in control, or, if the executive has consented to such relocation, the failure by MJC to provide the executive with benefits under MJC’s relocation policy as in effect prior to the change in control; (v) the failure of MJC to pay any material amount or portion of compensation or deferred compensation within seven days of such amount becoming due; or (vi) the failure of MJC to continue any compensation or benefit plan which is material to the executive’s compensation and in which he or she participated immediately prior to the change in control unless equitable alternative benefits are provided. The executive’s voluntary termination will not be for good reason if MJC cures the event constituting the good reason within 30 days of receiving the executive’s timely notice of the good reason. An executive is not entitled to benefits under the Change in Control Severance Plan unless he or she executes a valid and effective release of claims against MJC and its affiliates.

The amount of an executive’s severance pay is based on the executive’s position, or “tier.” The Chief Executive Officer (“Tier 1 executive”) will receive an amount equal to three times base salary and bonus. Executives who are members of MJN’s Management Committee (“Tier 2 executives”) will receive an amount equal to two times base salary and bonus. Executives who have been designated as eligible for benefits by the Compensation Committee but who are not a Tier 1 executive or a Tier 2 executive will receive an amount equal to one times base salary and bonus.

The Change in Control Severance Plan also provides for continued medical and life insurance coverage, outplacement services and financial planning services for varying periods of time (and at varying levels) following termination.

Executives who are entitled to benefits under the Change in Control Severance Plan and who satisfy the release requirements will also be entitled to a supplemental retirement benefit in an amount equal to the difference between the accrued benefit to which the executive would have been entitled under MJC’s tax qualified retirement plan (the “Retirement Plan”) as of the executive’s termination date determined as though the severance pay under the Change in Control Severance Plan had been taken into account for purposes of determining the executive’s final average compensation under the Retirement Plan and the accrued benefit determined under the Retirement Plan. The supplemental benefit will be paid in a lump sum within 60 days following the Payment Start Date.

MJC has the right to terminate or amend the Change in Control Severance Plan at any time; provided, however, that the Change in Control Severance Plan may not be amended during the two year period following a change in control in a manner that reduces the payments or benefits to be provided to any person who was eligible to participate in the Change in Control Severance Plan on the date of the change in control.

A copy of the Change in Control Severance Plan is filed as Exhibit 10.4 to this Current Report on Form 8-K.

Equity Awards

As previously disclosed in the Prospectus-Offer to Exchange filed in connection with the Exchange Offer, MJN intends to grant executive officers and other employees restricted stock units (“RSUs”) to replace the BMS equity awards that terminated as a result of the Exchange Offer. Each grant is expected to be evidenced by a separate restricted stock units agreement (the “RSU Agreement”). These RSU grants are expected to be time vested and will be settled at the end of the applicable vesting period (the “restricted period”) in the form of shares of MJN common stock. Holders of RSUs will earn dividend equivalent units with respect to outstanding RSUs.

If the holder dies or retires while employed by MJN and its affiliates and prior to the end of the restricted period and after the holder has been employed for at least one year, a proportionate share of the RSUs will become vested upon such death or retirement. Special rules also apply in the case of disability terminations. If, during the restricted period and other than during the two year period (the “protected period”) following a change in control (as defined in the Change in Control Severance Plan), the holder’s employment is terminated by MJN and its affiliates other than for cause (as defined in the RSU Agreement) or if the holder terminates employment for good reason (as defined in the RSU Agreement), the holder will become vested in a proportionate number of the total number of RSUs granted pursuant to the RSU Agreement. If, during the restricted period and during the protected period, the holder’s employment is terminated by MJN and its affiliates other than for cause or if the holder terminates employment for good reason, the holder will become fully vested in the total outstanding RSUs. If the RSUs would be cancelled or otherwise cease to be outstanding as the result of a change in control, the RSUs will vest without regard to termination of employment.

The RSU Agreement also contains non-competition and non-solicitation covenants, the violation of which may result in the forfeiture of the RSUs.

The accelerated vesting and forfeiture provisions of the existing MJN equity awards were amended on December 23, 2009 to generally conform to the foregoing provisions.

A copy of the form of the RSU Agreement is filed as Exhibit 10.5 to this Current Report on Form 8-K.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective December 18, 2009, MJN amended and restated its bylaws to provide that special meetings of stockholders may be called only by the chairman of the board of directors or a majority of MJN’s directors then in office. Such amendment was made to conform this provision of MJN’s bylaws to a similar provision contained in its certificate of incorporation. A copy of MJN’s bylaws, as amended and restated, is filed as Exhibit 3.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Mead Johnson Nutrition Company.

10.1	Amended and Restated Tax Matters Agreement between Mead Johnson Nutrition Company and Bristol-Myers Squibb Company, dated December 18, 2009.

10.2	Amended and Restated China Services Agreement between Mead Johnson Nutrition Company and Bristol-Myers Squibb Company, dated December 18, 2009.

10.3	Mead Johnson & Company, LLC Senior Executive Severance Plan.

10.4	Mead Johnson & Company, LLC Executive Change in Control Severance Plan.

10.5	Form of Restricted Stock Units Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 23, 2009

MEAD JOHNSON NUTRITION COMPANY

By:	/S/ STANLEY D. BURHANS
Stanley D. Burhans
Vice President & Controller

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Mead Johnson Nutrition Company.

10.1	Amended and Restated Tax Matters Agreement between Mead Johnson Nutrition Company and Bristol-Myers Squibb Company, dated December 18, 2009.

10.2	Amended and Restated China Services Agreement between Mead Johnson Nutrition Company and Bristol-Myers Squibb Company, dated December 18, 2009.

10.3	Mead Johnson & Company, LLC Senior Executive Severance Plan.

10.4	Mead Johnson & Company, LLC Executive Change in Control Severance Plan.

10.5	Form of Restricted Stock Units Agreement.